UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 28, 2005

CANDELA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement.

On January 28, 2005, the registrant entered into a Distributor Agreement (the “Distributor Agreement”) with Danish Dermatologic Development A/S, a corporation organized and existing under the laws of Denmark (“DDD”).  The registrant and its affiliates have no material relationship with DDD, other than in respect of the Distributor Agreement.

Pursuant to the Distributor Agreement, the registrant is the exclusive distributor of DDD’s Ellipse Intense Pulsed Light System (the “Ellipse I2PL System”) in the United States.  The Ellipse I2PL System is pending clearance from the U.S. Food and Drug Administration for skin rejuvenation of vascular and pigmented abnormalities.  The Distributor Agreement was effective as of January 28, 2005 and will continue in effect until January 31, 2008, unless otherwise terminated as provided therein.

Item 7.01.  Regulation FD Disclosure.

On February 1, 2005, the registrant issued two press releases announcing its plans to distribute the Ellipse I2PL System.  Copies of the press releases are furnished as Exhibits 99.1 and 99.2.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are furnished as part of this report:

	Exhibit 99.1	Press release dated February 1, 2005.
	Exhibit 99.2	Press release dated February 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

By:	/s/ F. Paul Broyer
F. Paul Broyer
Senior Vice President, Finance & Administration, and Chief Financial Officer (principal financial and accounting officer)

Date:  February 3, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 1, 2005
99.2	Press release dated February 1, 2005